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                                                                    EXHIBIT 99.1

[NATIONAL CITY LETTERHEAD]


FOR MORE INFORMATION CONTACT:

  Derek Green                                             Thomas Koch
  Vice President, Investor Relations                      Media Relations
  (216) 222-9849                                          (216) 222-8202

         www.nationalcity.com                             FOR IMMEDIATE RELEASE
         --------------------


   NATIONAL CITY CONFIRMS ITS APPOINTMENT TO THE ENRON BANKRUPTCY COMMITTEE;
                 NO CREDIT EXPOSURE TO ENRON OR RELATED ENTITES

         CLEVELAND, January 16, 2002--National City Corporation (NYSE: NCC), responding to prior reports in the news media, confirmed that a subsidiary, National City Bank, in its capacity as successor trustee for certain subordinated Enron debt, has been appointed to the Official Committee of Unsecured Creditors of Enron Corp., et al. The Committee is charged with acting in the best interest of the unsecured creditors. National City Bank assumed its role as successor trustee shortly after Enron's Chapter 11 bankruptcy filing.

         Separately, National City affirmed that it has no credit exposure to Enron or related entities. As previously announced, National City expects to release its fourth quarter and full year financial results Tuesday, January 22, 2002.
         National City Corporation is a financial holding company headquartered in Cleveland, Ohio.